CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of DGHM Investment Trust and to the use of our report dated April 27, 2009 on DGHM All-Cap Value Fund's (a series of shares of beneficial interest of DGHM Investment Trust) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders that are incorporated by reference into the Statement of Additional Information.


                                       /s/ Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
June 29, 2009